THIS  CONVERTIBLE PROMISSORY NOTE IS ISSUED IN EXCHANGE FOR THE DEBENTURE ORIGINALLY ISSUED ON MARCH 19, 2010_BY GLOBAL HEALTH VENTURES INC., WHICH LATER MERGED WITH KEDEM PHARMACEUTICALS INC., BY THE BORROWER (AS DEFINED BELOW) TO  THE LENDER (AS DEFINED BELOW) WITHOUT ANY ADDITIONAL CONSIDERATION. FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON MARCH 19, 2010.

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

COMPANY NOTE

$2,507,042.62	October 27, 2011

KEDEM PHARMACEUTICALS INC.

Secured Convertible Promissory Note

FOR VALUE RECEIVED, Kedem Pharmaceuticals Inc. (formerly known as Global Health Ventures Inc.), a Nevada corporation (the “Borrower”), hereby promises to pay to the order of ●, an Illinois limited liability company, or its successors or assigns (the “Lender,” and together with the Borrower, the “Parties”), the principal sum of $2,507,042.62 (the “Principal Balance”) together with all accrued and unpaid interest thereon, fees incurred, adjustments, or other amounts owing hereunder, all as set forth below in this Secured Convertible Promissory Note (this “Note”). This Note is issued pursuant to that certain Exchange Agreement of even date herewith, entered into by and between the Borrower and the Lender (the “Exchange Agreement”). Defined terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Exchange Agreement.

1. Principal and Interest Payments. Interest on the Outstanding Balance (as defined below) of this Note shall accrue interest at the rate of twelve percent (12%) per annum. Interest shall accrue on the basis of a 360 day year for the actual number of days elapsed. The Borrower shall pay to the Lender all outstanding amounts due hereunder on or before September 18, 2014 (the “Maturity Date”). All payments owing hereunder shall be in lawful money of the United States of America delivered to the Lender at the address furnished to the Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and penalties, if any, then to (c) accrued and unpaid interest, and thereafter to (d) principal. For purposes hereof, the term “Outstanding Balance” means the sum of the outstanding Principal Balance and any accrued but unpaid interest, collection and enforcement costs, adjustments, and any other fees or penalties incurred under this Note.

2. Conversion.

(a) Optional Conversion. At any time or from time to time after the date of this Note and prior to payment in full of the entire Outstanding Balance, the Lender shall have the right, at the Lender’s option, to convert the Outstanding Balance, in whole or in part (the “Conversion Amount”), into shares of common stock, par value $0.001 per share (the “Common Stock”) of the Borrower. The number of shares of Common Stock to be issued upon a conversion hereunder shall be determined by dividing (a) the Conversion Amount by (b) the Conversion Price (as defined below).

(i) Conversion Price. For purposes of this Note, the “Conversion Price” is defined as 70% (the “Conversion Factor”) of the average of the three lowest closing bid prices for the Common Stock (the “Closing Bid Price”) during the twenty (20) Trading Days (as defined below) immediately preceding the Conversion Date (as defined below).

(ii) Trading Data. The trading data used to compute the Closing Bid Price shall be as reported by Bloomberg, LP (“Bloomberg”), or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the Lender. “Trading Day” means any day during which the primary market on which the Common Stock is principally traded at the relevant time is open for business.

(b) Conversion Mechanics. In order to convert this Note into Common Stock, the Lender shall give written notice to the Borrower at its principal corporate office or the notice address provided in the Exchange Agreement (which notice, notwithstanding anything herein to the contrary, may be given via facsimile, email, or other means in the discretion of the Lender) pursuant to the forms attached hereto as Exhibit A (the “Conversion Notice”) and Exhibit A-1 (the “Conversion Worksheet”) of the election to convert the same pursuant to this Section 2(b) (the date on which a Conversion Notice is given, a “Conversion Date”). Such Conversion Notice shall state the Conversion Amount, the number of shares of Common Stock to which the Lender is entitled pursuant to the Conversion Notice (the “Conversion Shares”), and the account into which the shares of Common Stock are to be deposited (the “Lender Account”). The Borrower shall immediately, but in no event later than three (3) Trading Days after receipt of a Conversion Notice (the “Required Delivery Date”), deliver the Conversion Shares to the Lender Account. Notwithstanding anything to the contrary herein, all such deliveries of Conversion Shares shall be electronic, via DWAC, provided the Borrower is DWAC eligible. In the event the Borrower fails to deliver the Conversion Shares on or before the Required Delivery Date, in addition to all other remedies available to the Lender hereunder or under any other Transaction Documents and at law or in equity, a penalty equal to 1.5% of the Conversion Amount shall be added to the balance of this Note per day until such Conversion Shares are received by the Lender (the “Actual Delivery Date”). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the Conversion Notice, and the person or entity entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) No Fractional Shares. Conversion calculations pursuant to Section 2(a) shall be rounded up to the nearest whole share, and no fractional shares shall be issuable by the Borrower upon conversion of this Note or any portion thereof. All shares issuable upon conversion of this Note or any portion thereof shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share.

(d) No Impairment. The Borrower will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender against impairment.

3. Prepayment by the Borrower. The Borrower may from time to time prepay the Outstanding Balance or any portion thereof without premium or penalty. Any such prepayments shall be applied to the Outstanding Balance in the manner set forth in Section 1.

4. Certain Adjustments. The number and class of securities into which this Note may be converted under Section 2 shall be subject to adjustment in accordance with the following provisions:

(a) Capital Adjustments. If the Borrower shall at any time prior to the full payment of this Note subdivide the Common Stock, by split-up or stock split, or otherwise, or combine the Common Stock, or issue additional shares of Common Stock as a dividend, the number of Conversion Shares issuable on the conversion of this Note shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination. Any adjustment under this Section shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Subsequent Equity Sales. If the Borrower or any subsidiary thereof, as applicable, at any time while this Note remains outstanding and unconverted, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition of) any Common Stock, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities convertible into or exercisable for shares of Common Stock (together herein referred to as “Equity Securities”), at an effective price per share less than the then-applicable Conversion Price (such lower price, the “Base Share Price” and such issuance collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Equity Securities are issued. The Borrower shall notify the Lender, in writing, no later than the first trading day following the issuance of any Common Stock or Equity Securities subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Borrower provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Lender is entitled to receive the Conversion Shares at a Conversion Price equal to the Base Share Price regardless of whether the Lender accurately refers to the Base Share Price in the Conversion Notice.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares issuable upon conversion of this Note, or in the Conversion Price, pursuant to the terms hereof, the Borrower shall promptly notify the Lender of such event and of the number of Conversion Shares.

(d) Exceptions to Adjustment. Notwithstanding the provisions of this Section 4, no adjustment to the Conversion Price shall be effected as a result of an Excepted Issuance. “Excepted Issuances” shall mean, collectively, (i) the Borrower’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights, (ii) the Borrower’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans or agreements which are constituted or in effect on the date of the initial issuance of this Note.

(e) No Change Necessary. The form of this Note need not be changed because of any adjustment in the number and class of securities issuable upon its conversion.

5. Further Adjustments. In case at any time or, from time to time, the Borrower shall take any action that affects the class of securities into which this Note may be converted under Section 2, other than an action described herein, then, unless such action will not have a material adverse effect upon the rights of the Lender, the number and class of securities into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable under the circumstances.

6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 4 or Section 5, the Borrower at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender, within five (5) days, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Lender, furnish or cause to be furnished to the Lender a like certificate setting forth (a) such adjustments and readjustments, and (b) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 2.

7. Security. This Note is secured by a Security Agreement of even date herewith (the “Security Agreement”) executed by the Borrower in favor of the Lender encumbering all of the assets of the Borrower, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

8. Change of Control. In the event of (a) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Borrower, or (b) a sale of all or substantially all of the assets of the Borrower to another person or entity, this Note shall be automatically due and payable in cash. The Borrower will give the Lender not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 8.

9. Representations and Warranties of the Borrower. In addition to the representations and warranties set forth in that certain Forbearance Agreement of even date herewith (the “Forbearance Agreement”), the Exchange Agreement, and the Security Agreement, which are incorporated herein, the Borrower hereby represents and warrants to the Lender that:

(a) The Borrower understands and acknowledges that the number of Conversion Shares issuable upon conversion of this Note will increase in certain circumstances. The Borrower further acknowledges that its obligation to issue Conversion Shares upon conversion of this Note in accordance with its terms is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Borrower;

(b) The Borrower’s Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(c) The Borrower is not and for at least the last 12 months prior to the date hereof has not been a “shell company,” as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the Exchange Act;

(d) The Borrower is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and has filed all required reports under Section 13 or Section 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the Borrower was required to file such reports); and

(e) The issuance of this Note has been duly authorized by the Borrower. Upon conversion in accordance with the terms of this Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. The Borrower has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock for issuance upon conversion of this Note as required by the terms of this Note.

10. Affirmative and Negative Covenants. In addition to the covenants set forth in the Forbearance Agreement, Exchange Agreement, and the Security Agreement, the Borrower covenants and agrees, while any portion of this Note remains outstanding and unconverted, as follows:

(a) The Borrower shall do all things necessary to preserve and keep in full force and effect its corporate existence including, without limitation, maintain all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(b) The Borrower shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto in accordance with United States GAAP;

(c) The Borrower shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, insurers, courts, authorities, officials or officers which are applicable to the Borrower or any of its properties, except where the failure to so comply would not have a material adverse effect on the Borrower or any of its properties; provided, however, that nothing provided herein shall prevent the Borrower from contesting the validity or the application of any Requirements;

(d) The Borrower shall keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with United States GAAP;

(e) From the date hereof until the date that is six (6) months after the date that all the Conversion Shares either have been sold by the Lender, or may permanently be sold by the Lender without any restrictions pursuant to Rule 144 (the “Registration Period”), the Borrower shall file with the Securities and Exchange Commission (the “SEC”) in a timely manner all required reports under Sections 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(f) The Borrower shall furnish to the Lender, so long as the Lender owns any Common Stock, promptly upon request, (i) a written statement by the Borrower that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Borrower and such other reports and documents so filed by the Borrower, and (iii) such other information as may be reasonably requested to permit the Lender to sell such securities pursuant to Rule 144 without registration;

(g) During the Registration Period, the Borrower shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination;

(h) On the date hereof and at all times prior to the repayment in full of this Note, the Borrower shall reserve the number of shares required by the Share Reserve for the purpose of, among other things, the conversion of this Note. The Borrower represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note. If at any time the Share Reserve is insufficient to effect the full conversion of the Note, the Borrower shall increase the Share Reserve accordingly. If the Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Borrower shall call and hold a special meeting of the stockholders within thirty (30) days of such occurrence, for the sole purpose of increasing such number of authorized shares. The Borrower’s management shall recommend to the stockholders to vote in favor of increasing the number of authorized shares of Common Stock. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Borrower shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this Section 10(h);

(i) The Common Stock shall be listed or quoted for trading on any of (i) NYSE Amex, (ii) the New York Stock Exchange, (iii) the Nasdaq Global Market, (iv) the Nasdaq Capital Market, (v) the OTC Bulletin Board, or (vi) the OTCQX or OTCQB (each, a “Primary Market”). The Borrower shall promptly secure the listing of all of its securities issuable under the terms of the Transaction Documents upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents;

(j) The Borrower shall notify the Lender in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Borrower involving a claim in excess of $100,000.00;

(k) The Borrower shall use the proceeds from this Note for working capital and general corporate purposes only; and

(l) The Borrower shall notify the Lender in writing, promptly upon the occurrence of any Event of Default.

11. Event of Default. Upon each occurrence of any of the following events, each an “Event of Default”, the Lender may, in its sole and exclusive discretion, accelerate the maturity of this Note and demand immediate payment in full, whereupon the Outstanding Balance of the Note and all obligations of Borrower to Lender hereunder, together with accrued interest thereon and accrued charges and costs, if any, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that this remedy shall not preclude the Lender from exchanging this Note for shares of Common Stock pursuant to Section 2 hereof and exercising all legally available rights and privileges. Notwithstanding the forgoing, upon the occurrence or existence of any Event of Default described in Section 11(g), immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.

If an Event of Default occurs, then such Event of Default shall constitute a continuing default which will permit the Lender to exercise its rights under this Section at any time.

           An “Event of Default” shall be when any of the following occur:

(a) The Borrower defaults in the payment of principal or interest on this Note or any other amount due or otherwise owed to Lender; or

(b) Any material default, material misrepresentation, or material breach of a covenant, representation or warranty or other agreement under the Transaction Documents; or

(c) Any transfer, conveyance, or assignment of substantial Borrower assets or substantial assets of any of its subsidiaries, in each case not in the ordinary course of business, except for a merger in which the Borrower is the surviving corporation or in which the surviving corporation assumes the Borrower’s obligations under the Transaction Documents; or

(d) Any money judgment, writ or warrant of attachment, or similar process against the Borrower or any of its properties or other assets, or defaults on obligations, in amount in excess of $100,000 unless such are being contested by the Borrower; or

(e) The Borrower (a) fails to cause its transfer agent to issue shares of Common Stock upon written notice of the Lender’s request to receive repayment of this Note in shares of Common Stock pursuant to the terms herein within five (5) business days of receipt of a Conversion Notice; or (b) upon written request of the Lender, fails to remove any restrictive legend on any certificate or fails to cause its transfer agent to remove such legend where such removal is lawful within five (5) business days of receipt of a written demand therefore; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Borrower; or

(g) The entry of a decree or order by a court having jurisdiction adjudging the Borrower a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or the commencement against the Borrower of a proceeding under federal bankruptcy law or any applicable federal or state bankruptcy, insolvency or similar law and the continuance of any such proceedings unstayed and in effect for a period of ninety (90) days or more; or the commencement by the Borrower of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action; or

(h) The Borrower fails to continuously maintain its status as a reporting company under the federal securities laws; or

(i) Provided the Borrower qualifies as such, the Borrower fails to become a DWAC eligible issuer prior to or on February 1, 2012 and to maintain its status as a DWAC eligible issuer at all times thereafter; or

(j) The Borrower fails to timely file all reports required to be filed by the Borrower with the SEC pursuant to Section 12, 13 or 15(d) of the Exchange Act, or otherwise required by the Exchange Act, except for current reports on Form 8-K the late filing of which will not have a material adverse effect on the Borrower (the Borrower can cure any late filing by filing a timely notice of late filing and filing such report, provided, however, that any such late filing shall not prevent the Lender from listing or selling its shares under Rule 144).

(k) Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, a breach or default by the Borrower of any covenant or other term or condition contained in (i) the Note, (ii) any of the other Transaction Documents, or (iii) any Other Agreements (defined below); shall, at the option of the Lender, be considered a default under the Note, in which event the Lender shall be entitled (but in no event required) to apply all rights and remedies of the Lender under the terms of this Agreement and the Note. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by: (1) the Borrower (or a subsidiary), and, or for the benefit of, (2) the Lender and any affiliate of the Lender, including, without limitation, promissory notes, purchase agreements, contracts or other agreements or undertakings; provided, however, the term “Other Agreements” shall not include the Loan Documents. The intent of this provision is that all existing and future loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Lender.

12. Lender’s Rights Upon Default. Upon the occurrence of any Event of Default pursuant to this Note, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Borrower to Lender hereunder, together with adjustments, accrued interest thereon, and accrued charges and costs, including costs incurred by the Lender with respect to the collection of this Note (including reasonable legal fees), if any, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; (b) offset, recoup or exercise any other legal remedy to offset any liabilities due by the Lender, including but not limited to any offset of this Note against the investor notes previously delivered by the Lender to the Borrower (the “Investor Notes”), as provided under Section 3 of the Investor Notes issued by the Lender to the Company on March 19, 2010; and (c) exercise all legally available rights and privileges. If an Event of Default occurs hereunder, the Borrower will be responsible for all costs incurred by the Lender in collection of this Note, including reasonable legal fees, which costs will constitute part of the obligations of the Borrower hereunder.

13. Ownership Limitation. Notwithstanding the provisions of this Note, if at any time after the date hereof, the Lender shall or would receive shares of Common Stock in payment of interest or principal under this Note or upon conversion of this Note, so that the Lender would, together with other shares of Common Stock held by it or its affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “9.99% Cap”), the Borrower shall not be obligated and shall not issue to the Lender shares of Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by the Borrower. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of the Lender.

14. No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Borrower. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a stockholder of the Borrower for any purpose.

15. Unconditional Obligation. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the currency or where contemplated herein in shares of Common Stock, as applicable, as herein prescribed. This Note, together with interest accrued and accruing thereon, and fees, costs, expenses, and other charges now or hereafter payable by Borrower to Lender under the Transaction Documents, are unconditionally owing by Borrower to Lender, without offset, defense, or counterclaim of any kind, nature, or description whatsoever. This Note is a direct obligation of the Borrower.

16. Confession of Judgment. Upon the occurrence of an Event of Default, in addition to any other rights or remedies the Lender may have under the Transaction Documents or applicable law, the Lender shall have the right, but not the obligation, to cause the Judgment by Confession attached to the Forbearance Agreement to be entered into a court of competent jurisdiction.

17. Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Borrower shall not assign its rights hereunder in whole or in part without the express written consent of the Lender.

18. Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Illinois as applied to contracts entered into by Illinois residents within the State of Illinois which contracts are to be performed entirely within the State of Illinois. With respect to any disputes arising out of or related to this Note, the Parties consent to the exclusive personal jurisdiction of, and venue in, the state courts located in Cook County, State of Illinois (or in the event of federal jurisdiction, any United States District Court for the District of Illinois), and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

19. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

20. Attorneys’ Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Lender shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

21.  Amendments and Waivers; Remedies. No failure or delay on the part of a Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

22. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth in the Exchange Agreement. Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth in the Exchange Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in any manner herein set forth.

23.  Entire Agreement. This Note, together with the Forbearance Agreement, the Exchange Agreement, the Security Agreement and the other Transaction Documents, contains the complete understanding and agreement of the Borrower and the Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations with respect to the subject matter thereof. THIS NOTE, TOGETHER WITH THE FORBEARANCE AGREEMENT, THE EXCHANGE AGREEMENT, THE SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

Exhibits

Exhibit A – Conversion Notice
Exhibit A-1 – Conversion Worksheet

THE BORROWER:

KEDEM PHARMACEUTICALS INC.

By: __________________________________
       Hassan Salari, Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

●

By: ●, Manager

By: __________________________
       ●, President

[Signature page to Secured Convertible Promissory Note]

EXHIBIT A

●

Date: _______________________

Kedem Pharmaceuticals Inc.
885 West Georgia Street, Suite 1500
Vancouver, British Columbia, Canada V6C 3E8

Sent via email to ________________ or facsimile to ________________

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Kedem Pharmaceuticals Inc., a Nevada corporation (the “Company”), pursuant to that certain Secured Convertible Promissory Note made by the Company in favor of the Lender on October 24, 2011, as the same may be amended from time to time, (the “Note”), that the Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of common stock of the Company as of the date of conversion specified below. Such conversion shall be based on the conversion price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Conversion Notice to conform to the Note.

A.	Date of conversion: ____________
B.	Conversion #: ____________
C.	Conversion Amount: ____________
D.	Average of Three Lowest Closing Bid Prices: ___________ (of the last 20 Trading Days per Exhibit A-1)
E.	Conversion Factor: ___________ (70%)
F.	Conversion Price: _______________ (D multiplied by E)
G.	Conversion Shares: _______________ (C divided by F)
H.	Remaining Note Balance: ____________
I.	Required Delivery Date: __________ (three days after delivery of the Conversion Notice)

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: ________________________________	Address:	_______________________________
DTC#: _________________________________		_______________________________
Account #: _____________________________		_______________________________
Account Name: _________________________

Sincerely,

●

By: ●, Manager

By: ____________________________
       ●, President

EXHIBIT A-1

CONVERSION WORKSHEET

	Trading Day	Closing Bid Price	Lowest (Yes or No)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.